Exhibit 99.1

news release

QLT RECEIVES ORPHAN DRUG DESIGNATION FOR VISUDYNE FOR

TREATMENT OF CENTRAL SEROUS CHORIORETINOPATHY

For Immediate Release	March 19, 2012

VANCOUVER, CANADA— QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced that its commercial product, Visudyne® (verteporfin for injection), was granted orphan drug designation for the potential treatment of chronic or recurrent central serous chorioretinopathy (CSC) from the U.S. Food and Drug Administration (FDA).

CSC can affect a range of visual function parameters, with an impact that can be mild to severe. CSC symptoms include reduced visual acuity (VA), scotomas, or blind spots in the central visual field, reduced contrast sensitivity and color vision. Visual acuity losses may range from moderate to severe with patients experiencing a reduced daily functioning and quality of life. CSC is characterized by a serous detachment of the neurosensory retina from the retina pigment epithelium with an accumulation of serous fluid between the retina and retinal pigment epithelium (RPE). These defects occur in the macula and can include the fovea, thereby affecting central visual function with potentially significant visual disability. CSC is primarily a disease of middle-age and may be associated with lifestyles or occupations requiring a high level of visual functioning.

The Company is currently working with external advisors on potential clinical study options for the assessment of the safety and efficacy of Visudyne in the treatment of chronic CSC that will allow QLT to evaluate possible development plans.

The Orphan Drug Act allows for financial incentives to promote the development of drugs and biologics for the treatment of rare diseases or conditions which affect fewer than 200,000 patients in the United States. Incentives include a seven-year period of market exclusivity after approval for the indication, regulatory guidance, FDA fee reductions and tax credits related to development expenses.

About CSC

CSC has a typical onset between 30 to 50 years of age, although it can affect patients as young as 20 years. CSC can affect a range of visual function parameters with an impact that can be mild to severe, and be acute or chronic in duration. CSC symptoms include reduced visual acuity (VA), relative scotoma often in the central visual field, micropsia, metamorphopsia, reduced contrast sensitivity, disturbance of color vision, and decreased stereopsis. VA losses are usually moderate (20/20 to 20/60) but VA loss can be severe (20/200 or worse). Acute CSC is usually self-limiting. Symptoms resolve spontaneously, particularly VA loss, without treatment within a few months of onset. Despite resolution of the detachment and improvements in VA, some patients may still experience residual symptoms (such as loss of contrast sensitivity), demonstrate lower retinal sensitivity and reduced retinal adaptability. Approximately 30% of patients can develop recurrent disease or chronic disease. In these cases, morbidity is more severe. Persistent neurosensory detachment can lead to RPE damage and loss of macular photoreceptors, producing permanent visual impairment in VA (as large as 20/250 or worse). In addition, loss of color vision, central visual field, and depth perception have been reported. Chronic disease may lead to serious secondary conditions such as cystoid macular degeneration. Although CSC often initially presents unilaterally, it is likely a bilateral disease that develops asymmetrically such that one or both eyes are affected. The estimated prevalence in the U.S. is less than 100,000 patients, with the highest estimated annual incidence rate of 7.2 per 100,000.

About Visudyne

Visudyne therapy is a two-step procedure involving the intravenous administration of the drug into the patient’s arm. A non-thermal laser light is then shone into the patient’s eye to activate the drug. This produces a reaction that closes the abnormal leaky vessels, resulting in a stabilization of the corresponding vision loss. Visudyne is approved worldwide for the treatment of a form of wet age-related macular degeneration (AMD), the leading cause of legal blindness in people over the age of 50, and has been used in more than two million treatments worldwide. Visudyne is commercially available in more than 80 countries for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV). In addition, over 60 countries have approved Visudyne to treat other macular neovascular conditions such as minimally classic and occult with no classic AMD lesions, pathologic myopia and presumed ocular histoplasmosis.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases, developing our proprietary punctal plug delivery system, as well as U.S. marketing of the commercial product Visudyne® for the treatment of wet age-related macular degeneration.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor Relations

David Climie

office: 604.707.7573

dclimie@qltinc.com

Media Relations

Karen Peterson

office: 604.707.7000 or 1.800.663.5486

kpeterson@qltinc.com

The Trout Group Contacts:

Christine Yang

office: 646.378.2929

cyang@troutgroup.com

Tricia Swanson

office: 646.378.2953

tswanson@troutgroup.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Sanofi S.A.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning potential development activities for the treatment of CSC with Visudyne and potential benefits of an orphan drug designation for CSC; and statements which contain language such as: “assuming,” “prospects,” “potential,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: uncertainties relating to the timing and results of applicable studies to determine potential development plans; uncertainties relating to timing and results of the clinical development and commercialization of our products and technologies; assumptions related to resources available and success, and the associated costs of programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials on the same or a different indication treated; there may be varying interpretations of data produced by one or more of our clinical trials, including by QLT or regulators; the timing, expense and uncertainty associated with the regulatory approval process for products; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne® or Eligard® may be less than expected (including due to competitive products and pricing); and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.